UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 31, 2011

GLOBAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161

800 South Street

Waltham, Massachusetts 02454-9161

(Address of Principal Executive Offices)

(781) 894-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Employment Agreement — Eric S. Slifka

Effective as of January 1, 2012, Global GP LLC (the “General Partner”), the General Partner of Global Partners LP (the “Partnership”), and Eric S. Slifka entered into an employment agreement (the “Employment Agreement”) which replaces and supersedes Mr. Slifka’s existing employment agreement.  Pursuant to the Employment Agreement, Mr. Slifka will serve as the President and Chief Executive Officer of the General Partner and the Partnership.  The Employment Agreement provides that Mr. Slifka will have powers and duties and responsibilities that are customary to his position and that are assigned to him by the board of directors of the General Partner (the “Board”) in connection with his general management and supervision of the operations of the General Partner and the Partnership.  He will report only to the Board.

Unless earlier terminated, the Employment Agreement has an initial term ending on December 31, 2014, with an automatic renewal for 36 months commencing January 1, 2015, provided that neither party has given 90-day notice of non-renewal.  The Employment Agreement includes a confidentiality provision and a nonsolicitation provision, which generally will continue for two years and for one year, respectively, following Mr. Slifka’s termination of employment, and is subject to the noncompetition provisions included in Annex I to the Employment Agreement, which will continue for one year following Mr. Slifka’s termination of employment. The Employment Agreement provides for an annual base salary of $800,000, subject to increase as of each January 1 if so determined by the Compensation Committee of the Board (the “Compensation Committee”).  In addition, Mr. Slifka is eligible to receive a cash bonus in an amount to be determined at the discretion of the Compensation Committee.  Mr. Slifka is entitled to participate in the short-term annual incentive compensation plan (described below) and in the long-term incentive compensation plans (described below) which include (i) a Long-Term Performance-Based Cash Incentive Plan and (ii) the Long-Term Equity-Based Incentive Plan.  Additionally, Mr. Slifka may, as determined by the Compensation Committee, be eligible to participate in any other incentive plans in which management employees may participate.  He also is entitled to participate in such other benefit plans and programs as the General Partner may provide for its executives in general.

The Employment Agreement may be terminated at any time by either party with proper notice.  If Mr. Slifka’s employment is terminated for any reason, he shall be paid (i) all amounts of his base salary due and owing up through the date of termination, (ii) any earned but unpaid bonus, (iii) all reimbursements of expenses appropriately and timely submitted, and (iv) any and all other amounts that may be due to him as of the date of termination (the “Accrued Obligations”).

If Mr. Slifka’s employment is terminated by death or disability, he (or his estate) will be paid (i) the Accrued Obligations, plus (ii) a lump sum payment equal to his then base salary multiplied by 200%, plus (iii) an amount equal to the target incentive amount under the then applicable short-term incentive plan multiplied by 200%, plus (iv) his interests in the long-term incentive plans, including (a) the pro-rated cash incentive amount, if any, earned under the Long-Term Performance-Based Cash Incentive Plan and (b) the amounts of cash and/or securities due as a result of the automatic vesting of Mr. Slifka’s interests in the Long-Term Equity-Based Incentive Plan, plus (v) group health and similar insurance premiums on behalf of his spouse and dependents for 24 months following the date of termination.

If Mr. Slifka’s employment is terminated by the General Partner without “Cause” or by Mr. Slifka for reasons constituting “Constructive Termination”, each as defined in the Employment Agreement, he shall be paid (i) the Accrued Obligations, plus (ii) a lump sum payment equal to his then base salary multiplied by 200% (provided, however, that this multiplier shall be 300% if Mr. Slifka terminates his employment for reasons constituting Constructive Termination and such termination occurs within 12 months following a “Change in Control” (as defined in the Employment Agreement)), plus (iii) an amount equal to the target incentive amount under the then applicable short-term incentive plan multiplied by 200% (provided, however, that this multiplier shall be 300% if Mr. Slifka terminates his employment for reasons constituting Constructive Termination and such termination occurs within 12 months following a Change in Control), plus (iv) his interests in the long-term incentive plans, including (a) the pro-rated cash incentive amount, if any, earned under the Long-Term Performance-Based Cash Incentive Plan and (b) the amounts of cash and/or securities due as a result of the automatic vesting of Mr. Slifka’s interests in the Long-Term Equity-Based Incentive Plan, plus (v) group health and similar insurance premiums on behalf of his spouse and dependents for 24 months following the date of termination.  If Mr. Slifka terminates his employment for reasons of Constructive Termination but such termination does not occur within 12 months following a Change in Control and Mr. Slifka secures employment within 12 months of the date of termination, he shall repay to the General Partner one-half of the cash received from the General Partner pursuant to (ii) and (iii) above.

If Mr. Slifka’s employment is terminated by the General Partner for Cause, Mr. Slifka will be paid the Accrued Obligations.  Notwithstanding the foregoing, if Mr. Slifka’s Employment Agreement is not renewed by the General Partner and he does not continue to serve as the General Partner’s President and Chief Executive Officer following the expiration of his Employment Agreement, he shall be paid any Accrued Obligations plus a lump sum payment equal to 100% of his then base salary.

Short-Term Annual Incentive Plan

Mr. Slifka shall be entitled to receive awards, if any, under the General Partner’s Short-Term Annual Incentive Plan as determined based upon the achievement of financial metrics to be established by the Compensation Committee in the first calendar quarter of each fiscal year during the term of the Employment Agreement, and any such awards are to be paid within two and a half months of the end of such fiscal year; provided, that if the Partnership has not completed its audited consolidated financial statements within two and a half months of the end of that fiscal year, the award shall be paid within 5 business days following completion of the Partnership’s audited consolidated financial statements for such fiscal year, but in no event later than September 30 of the year following the end of the applicable fiscal year.  The annual “award target” cash incentive amount shall be 100% of Mr. Slifka’s then annual base salary, and the maximum cash incentive amount that may be awarded for any fiscal year shall be 200% of Mr. Slifka’s then annual base salary.  Any portion of an award that is earned in excess of 125% of the annual award target for a calendar year may be deferred by the Compensation Committee and paid at a later date; provided, that the short-term annual cash incentive plan approved by the Compensation Committee for such year includes provisions that (i) permit such a deferral for a specified period of time of up to twenty-four (24) months, (ii) require the General Partner to pay to Mr. Slifka interest on the deferred amount at the rate of 5.0%, such interest to be paid together with the payment of the deferred amount at the conclusion of the deferral period, and (iii) provide for the forfeiture of the deferred amount together with any interest owing thereon in the event that Mr. Slifka voluntarily terminates his employment with the General Partner other than for reasons constituting Constructive Termination or is terminated by the General Partner for Cause prior to the conclusion of the deferral period.

Long-Term Incentive Plans

Long-Term Performance-Based Cash Incentive Plan — Mr. Slifka shall be entitled to receive awards, if any, under the General Partner’s Long-Term Performance-Based Cash Incentive Plan as determined based upon the achievement of distribution growth to the Partnership’s unitholders over the term of the Employment Agreement, using the 3-year period from January 1, 2012 through December 31, 2014 and an annualized $2.00 per unit distribution to unitholders as the baseline against which Mr. Slifka’s performance will be measured.  (In the event that the distribution to the Partnership’s unitholders in respect of the fourth quarter of 2011 is increased to an annualized per unit rate greater than $2.00, the baseline against which Mr. Slifka’s performance will be measured shall be increased accordingly.)

Long-Term Equity-Based Incentive Plan - Mr. Slifka also shall participate in the Global Partners LP Long-Term Incentive Plan (the “LTIP”) throughout the term of the Employment Agreement, in such forms and amounts as may be determined by the Compensation Committee.  The Employment Agreement does not supersede or make invalid any prior agreements between the General Partner and Mr. Slifka concerning the LTIP.

The foregoing description of Mr. Slifka’s Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.  A copy of Mr. Slifka’s Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Amendment No. 5 to Employment Agreement — Edward J. Faneuil

On December 31, 2011, the General Partner and Edward J. Faneuil entered into Amendment No. 5 to Employment Agreement which modifies Mr. Faneuil’s employment agreement with the General Partner dated February 1, 2007, as previously amended.  Pursuant to this Amendment No. 5 to Employment Agreement, unless earlier terminated, the General Partner extended Mr. Faneuil’s employment for the period from January 1, 2012 through December 31, 2014.  All other material terms remain the same as provided in Mr. Faneuil’s employment agreement, as previously amended.  A copy of this Amendment No. 5 to Employment Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement dated as of January 1, 2012, by and between Global GP LLC and Eric S. Slifka

10.2	Amendment No. 5 to Employment Agreement dated December 31, 2011, by and between Global GP LLC and Edward J. Faneuil

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PARTNERS LP
	By:	Global GP LLC,
its general partner

Dated: January 6, 2012		By:	/s/ Edward J. Faneuil
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of January 1, 2012, by and between Global GP LLC and Eric S. Slifka

10.2	Amendment No. 5 to Employment Agreement dated December 31, 2011, by and between Global GP LLC and Edward J. Faneuil